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                               CONSENT OF LAROCHE
                          PETROLEUM CONSULTANTS, LTD.



We consent to incorporation by reference in the Registration Statement of Optima Energy (U.S.) Corporation the reference to our appraisal report as of December 31, 1996, which appears in the December 31, 1996 annual report on Form 10-K of Optima Energy (U.S.) Corporation.



                                                 LAROCHE PETROLEUM CONSULTANTS




                                                 /s/ William M. Kazmann
                                                 ---------------------------
                                                 William M. Kazmann, Partner


March 19, 1997